Exhibit 5

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089 www.dlapiper.com T 312.368.4000 F 312.236.7516
February 7, 2023
Board of Directors
Highwoods Properties, Inc.
150 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Re: Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as special counsel to Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company and the Operating Partnership, as applicable, of common stock of the Company, par value $0.01 per share (the “Common Stock”), preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), depositary shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depositary Shares”), debt securities of the Operating Partnership (the “Debt Securities”), and guarantees by the Company of the Debt Securities (the “Guarantees” and, together with the Common Stock, the Preferred Stock, and the Depositary Shares, the “Company Offered Securities”), having an indeterminate aggregate maximum offering price. The Company Offered Securities and the Debt Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.
Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Debt Securities will be issued pursuant to an indenture dated as of December 1, 1996 (the “Base Indenture”), between the Operating Partnership, the Company and U.S. Bank Trust Company, National Association (as successor in interest to Wachovia Bank, N.A.), as trustee, as supplemented by one or more officers’ certificates or supplemental indentures establishing the terms of any such Debt Securities (any such certificate or supplemental indenture, together with the Base Indenture, an “Indenture”).
In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
(a)the Registration Statement, including the Base Indenture to be filed as Exhibit 4.1 to the Registration Statement, and the related base prospectus included therein in the form in which it is to be filed with the Commission under the Securities Act;

Board of Directors Highwoods Properties, Inc. February 7, 2023 Page 2
(b)the Articles of Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto (the “Charter”), as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of February 1, 2023, and by the Secretary of the Company as of the date hereof;
(c)the Company’s Amended and Restated Bylaws as in effect on the date hereof (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;
(d)the Certificate of Limited Partnership of the Operating Partnership, together with all amendments thereto (the “Certificate of Limited Partnership”), as certified by the Secretary of State of the State of North Carolina as of February 1, 2023 and by the Secretary of the Company, as the general partner of the Operating Partnership, as of the date hereof;
(e)the Second Restated Agreement of Limited Partnership of the Operating Partnership, together with all amendments and supplements thereto (the “Operating Partnership Agreement”), as certified by the Secretary of the Company, as general partner of the Operating Partnership, as of the date hereof;
(f)the form of certificate representing a share of Common Stock, as certified by the Secretary of the Company on the date hereof;
(g)copies of resolutions duly adopted by the board of directors of the Company (the “Board”) at a meeting held on February 1, 2023 (the “Resolutions”), as certified by the Secretary of the Company as of the date hereof;
(h)an executed copy of the certificate of the Secretary of the Company, dated as of the date hereof, as to certain factual matters;
(i)the certificate of the SDAT as to the valid existence and good standing of the Company in the State of Maryland, dated January 31, 2023 (the “Company Good Standing Certificate”), and the certificate of the Secretary of State of the State of North Carolina regarding the valid existence of the Operating Partnership in the State of North Carolina, dated January 31, 2023 (the “Operating Partnership Good Standing Certificate”); and
(j)such other documents as we have deemed necessary or appropriate to enable us to express the opinions hereinafter set forth.
For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties (other than the Company and the Operating Partnership, as to which we express our opinion below), and the validity, binding effect and enforceability thereof (other than the validity, binding effect and enforceability thereof upon the Company and the Operating Partnership, as to which we express our opinion below), and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

Board of Directors Highwoods Properties, Inc. February 7, 2023 Page 3
We have also assumed that, to the extent that the obligations of the Company or the Operating Partnership under any Depositary Agreement, Indenture or Guarantee may be dependent upon such matters, (i) each financial institution to be identified in such Depositary Agreement, Indenture or Guarantee as depositary, trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and duly qualified to engage in the activities contemplated by such agreement, (ii) such agreement will have been duly authorized, executed, and delivered by each Financial Institution party thereto and will constitute the legally, valid and binding obligation of each Financial Institution party thereto enforceable against such Financial Institution in accordance with its terms, (iii) each Financial Institution party thereto will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations and will have the requisite organizational and legal power and authority to perform its obligations under such agreement.
As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.
Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:
1.The Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Company Offered Securities.
2.The Operating Partnership is a limited partnership validly existing under the laws of the State of North Carolina and is in good standing under the laws of the State of North Carolina, and has the requisite partnership power to issue the Debt Securities.
3.With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Stock will be validly issued, fully paid and non-assessable.
4.With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, and (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance

Board of Directors Highwoods Properties, Inc. February 7, 2023 Page 4
with the authorization of the Board, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.
5.With respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock represented by Depositary Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock and (c) when the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will be validly issued.
6.With respect to the Debt Securities and the Guarantees, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Certificate of Limited Partnership and the Operating Partnership Agreement, (b) when the terms of any Guarantees of such Debt Securities and the issuance of such Guarantees have been duly established in conformity with the Charter and Bylaws, (c) when the Debt Securities and the Guarantees, if any, have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) when such Debt Securities and Guarantees, if any, have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership, and the Operating Partnership has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to the applicable Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities and any Guarantees thereof will be validly issued and will constitute legal, valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company, respectively, under New York law in accordance with the terms of such Debt Securities and such Guarantees, and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
The opinion in paragraph 1 with respect to the valid existence and good standing of the Company in the State of Maryland is based solely on the Company Good Standing Certificate. The opinion in paragraph 2 with respect to the valid existence and good standing of the Operating Partnership in the State of North Carolina is based solely on the Operating Partnership Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VI of the Charter, (ii) after the issuance

Board of Directors Highwoods Properties, Inc. February 7, 2023 Page 5
of any Company Offered Securities pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of Common Stock or Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Charter, (iii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iv) each of the applicable Debt Securities and the applicable Indenture will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.
The foregoing opinions are limited to the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing), the North Carolina Revised Uniform Limited Partnership Act and the laws of the State of New York, and we do not express any opinion herein concerning any other law. This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing), the North Carolina Revised Uniform Limited Partnership Act or the laws of the State of New York, we do not express any opinion on such matter. We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.
Very truly yours,
/s/ DLA Piper LLP (US)